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                                                                     EXHIBIT 1.1


                                3,754,278 Shares

                             CORE LABORATORIES N.V.

                                 Common Shares

                         (par value NLG 0.03 per share)


                         EQUITY UNDERWRITING AGREEMENT
                         -----------------------------


                                                             November __, 1997


BT Alex. Brown Incorporated
Credit Suisse First Boston Corporation
Bear, Stearns & Co. Inc.
Morgan Keegan & Company, Inc.
   As Representatives of the
     Several Underwriters
c/o BT Alex. Brown Incorporated
One South Street
Baltimore, Maryland  21202

Ladies and Gentlemen:

         Core Laboratories N.V., a Netherlands Naamloze Vennootschap (the "Company"), and certain shareholders of the Company (the "Selling
Shareholders") propose to sell to the several underwriters named in Schedule I hereto (the "Underwriters") for whom you are acting as representatives (the "Representatives") an aggregate of 3,754,278 shares of the Company's Common Shares, par value NLG 0.03 per share (the "Firm Shares"), of which 1,400,000 shares will be sold by the Company and 2,354,278 shares will be sold by the Selling Shareholders. The respective amounts of the Firm Shares to be so purchased by the several Underwriters are set forth opposite their names in
Schedule I hereto, and the respective amounts to be sold by the Selling Shareholders are set forth opposite their names in Schedule II hereto. The Company and the Selling Shareholders are sometimes referred to herein collectively as the "Sellers." The Company and certain of the Selling Shareholders have granted to the Underwriters an option to purchase up to an additional 563,142 Common Shares (the "Option Shares). The respective amounts of the Option Shares to be sold by




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the Company and certain of the Selling Shareholders upon exercise in full of such option are set forth opposite their names on Schedule III hereto.

         As the Representatives, you have advised the Company and the Selling Shareholders (a) that you are authorized to enter into this Agreement on behalf of the several Underwriters and (b) that the several Underwriters are willing, acting severally and not jointly, to purchase the numbers of Firm Shares set forth opposite their respective names in Schedule I, plus their pro rata portion of the Option Shares if you elect to exercise the over-allotment option in whole or in part for the accounts of the several Underwriters. The Firm Shares and the Option Shares (to the extent the aforementioned option is exercised) are herein collectively called the "Shares."

         In consideration of the mutual agreements contained herein and of the interests of the parties in the transactions contemplated hereby, the parties hereto agree as follows:

1.       REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND THE SELLING
SHAREHOLDERS.

         (a) The Company represents and warrants to each of the Underwriters, as of the date hereof, as of the Closing Date (as defined below) and as of the Option Closing Date (as defined below), as follows:

                  (i) A registration statement on Form S-3 (File No. 333-39265) with respect to the Shares has been prepared by the Company in conformity with the requirements of the Securities Act of 1933, as amended (the "Act"), and the rules and regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission") thereunder and has been filed with the Commission. The Company has complied with the conditions for the use of Form S-3. Copies of such registration statement, including any amendments thereto, the preliminary prospectuses (meeting the requirements of the Rules and Regulations) contained therein and the exhibits, financial statements and schedules, as finally amended and revised, have heretofore been delivered by the Company to the Representatives. Such registration statement, together with any registration statement filed by the Company pursuant to Rule 462(b) of the Act, is herein referred to as the "Registration Statement," which shall be deemed to include all information omitted therefrom in reliance upon Rule 430A and contained in the Prospectus referred to below. The Registration Statement has become effective under the Act and no post-effective amendment to the Registration Statement has been filed as of the date of this Agreement. "Prospectus" means the form of prospectus first filed with the Commission pursuant to Rule 424 of the Rules and Regulations. Each preliminary prospectus included in the Registration Statement prior to the time it becomes effective is herein referred to as a "Preliminary Prospectus." Any reference herein to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents incorporated by reference therein and, in the case of any reference herein to any Prospectus, also shall be deemed to include any documents incorporated by reference therein, and any supplements or amendments thereto, filed with the


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         Commission after the date of filing of the Prospectus under Rules 424 or 430A, and prior to the termination of the offering of the Shares by the Underwriters.

                  (ii) The Company is a Naamloze Vennootschap duly incorporated and validly existing in good standing under the laws of The Netherlands, with corporate power and authority to own or lease and operate its properties and to conduct its business as described in the Registration Statement. The Company is duly qualified to transact business in all jurisdictions in which the conduct of its business requires such qualification other than where the failure to be so qualified could not reasonably be expected to have a material adverse effect on the earnings, business, properties, assets, rights, operations or condition (financial or otherwise) of the Company and its Subsidiaries taken as a whole or to prevent the consummation of the transactions contemplated hereby.

                  (iii) The outstanding shares of Common Shares of the Company, including all Shares to be sold by the Selling Shareholders, have been duly authorized and validly issued and are fully paid and non-assessable; the Shares to be issued and sold by the Company have been duly authorized and when issued and paid for as contemplated herein will be validly issued, fully paid and non-assessable. No preemptive rights of shareholders exist with respect to any of the Shares or the issue and sale thereof. Neither the filing of the Registration Statement nor the offering or sale of the Shares as contemplated by this Agreement gives rise to any rights, other than those that have been waived or satisfied, for or relating to the registration of any shares of Common Shares.

                  (iv) There are no outstanding securities of the Company convertible or exchangeable into or evidencing the right to purchase or subscribe for any shares of capital stock of the Company and there are no outstanding or authorized options, warrants or rights of any character obligating the Company to issue any shares of its capital stock (except (i) as described in or contemplated by the Prospectus with respect to the two-for-one stock split of the outstanding Common Shares, payable on December 19, 1997 to shareholders of record as of the close of business on December 1, 1997, (ii) with respect to options to purchase 74,896 Common Shares held by former holders of options to purchase capital stock of ProTechnics Company and (iii) with respect to outstanding options issued pursuant to the Company's stock option plans) or any securities convertible or exchangeable into or evidencing the right to purchase or subscribe for any shares of such stock. In connection with this offering, the Company has not offered and will not offer its Common Shares or any other securities convertible into or exchangeable or exercisable for Common Shares in a manner in violation of the Act. The Company has not distributed and will not distribute any offering material other than the Prospectus in connection with the offer and sale of the Shares.

                  (v) The information set forth under the caption "Capitalization" in the Prospectus is true and correct in all material respects. All of the Shares conform in all material respects to the description thereof contained in the Registration Statement. The form of certificates for the Shares conforms in all material respects to the corporate law of the jurisdiction of the


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         Company's organization and, when executed and delivered in definitive form, will be sufficient to convey the interest in the Company purported to be evidenced thereby.

                  (vi) Each of the subsidiaries of the Company as listed in Exhibit A hereto (collectively, the "Subsidiaries") has been duly incorporated and is validly existing as an entity in good standing under the laws of the jurisdiction of its organization, with all power and authority to own or lease and operate its properties and to conduct its business as described in the Registration Statement. The Subsidiaries are the only "significant subsidiaries" (as such term is defined in the Rules and Regulations), direct or indirect, of the Company. Each of the Subsidiaries is duly qualified to transact business in all jurisdictions in which the conduct of such Subsidiary's business requires such qualification other than where the failure to be so qualified could not reasonably be expected to have a material adverse effect on the earnings, business, properties, assets, rights, operations or condition (financial or otherwise) of the Company and its Subsidiaries taken as a whole or to prevent the consummation of the transactions contemplated hereby. The outstanding shares of capital stock of each of the Subsidiaries have been duly authorized and validly issued, are fully paid and non-assessable and are owned by the Company or another Subsidiary free and clear of all security interests, liens, encumbrances, equities and other claims, except as otherwise indicated in Exhibit A hereto; no options, warrants or other rights to purchase, agreements or other obligations to issue or other rights to convert any obligations into shares of capital stock or ownership interests in the Subsidiaries are outstanding.

                  (vii) This Agreement has been duly authorized, executed and delivered by the Company.

                  (viii) The Commission has not issued an order preventing or suspending the use of the Prospectus relating to the proposed offering of the Shares nor instituted proceedings for that purpose. The Registration Statement contains, and the Prospectus and any amendments or supplements thereto will contain, all statements that are required to be stated therein by the requirements of the Act and the Rules and Regulations; and the Registration Statement conforms, and the Prospectus will conform, in all material respects to the requirements of the Act and the Rules and Regulations. The documents incorporated by reference in the Registration Statement and the Prospectus, at the time filed with the Commission, conformed in all material respects to the requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations of the Commission thereunder, or the Act and the Rules and Regulations, as applicable. The Registration Statement does not contain, and any amendment to the Registration Statement will not contain, any untrue statement of a material fact and does not omit, and will not omit, to state any material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus does not contain, and any amendments or supplements to the Prospectus will not contain, any untrue statement of material fact and does not omit, and will not omit, to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided,


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         however, that the Company makes no representations or warranties as to information contained in or omitted from the Registration Statement or the Prospectus, or any such amendment or supplement, in reliance upon, and in conformity with, written information furnished to the Company by or on behalf of any Underwriter through the Representatives or by or on behalf of the Selling Shareholders, specifically for use in the preparation thereof.

                  (ix) There are no contracts or other documents that are required by the Act or by the Rules and Regulations to be filed as exhibits to the Registration Statement that have not been so filed. The description in the Prospectus of material contracts and other documents is accurate in all material respects; to the knowledge of the Company, all material contracts described in or filed as exhibits to the Registration Statement are in full force and effect on the date hereof and are enforceable by the Company in accordance with their respective terms; and neither the Company nor any of its Subsidiaries, nor, to the Company's knowledge, any other party, is in breach of or default under any such contracts.

                  (x) The consolidated financial statements of the Company and the Subsidiaries, together with related notes and schedules as incorporated by reference in the Registration Statement, present fairly the financial position and the results of operations and cash flows of the Company and the consolidated Subsidiaries, at the indicated dates and for the indicated periods. Such financial statements and related schedules have been prepared in accordance with generally accepted principles of accounting, consistently applied throughout the periods involved, except as disclosed therein, and all adjustments necessary for a fair presentation of results for such periods have been made. The summary financial and statistical data included or incorporated by reference in the Registration Statement presents in all material respects the information shown therein and such data has been compiled on a basis consistent with the financial statements presented therein and the books and records of the Company. The pro forma financial statements and other pro forma financial information incorporated by reference in the Registration Statement and the Prospectus present fairly the information shown therein, have been prepared in accordance with the Commission's rules and guidelines with respect to pro forma financial statements, have been properly compiled on the pro forma bases described therein, and, in the opinion of the Company, the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions or circumstances referred to therein.

                  (xi) Arthur Anderson LLP, who have certified certain of the financial statements filed with the Commission and incorporated by reference in the Registration Statement, are independent public accountants as required by the Act and the Rules and Regulations. Grant Thornton LLP, who have certified the financial statements of certain of the Subsidiaries that were used in preparing certain of the financial statements referred to in the preceding sentence, are independent public accountants as required by the Act and the Rules and Regulations.



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                  (xii) There is no action, suit, claim or proceeding pending or, to the knowledge of the Company, threatened against the Company or any of the Subsidiaries before any court or administrative agency or otherwise that if determined adversely to the Company or any of its Subsidiaries might result in any material adverse change in the earnings, business, properties, assets, rights, operations or condition (financial or otherwise) of the Company and its Subsidiaries taken as a whole or to prevent the consummation of the transactions contemplated hereby.

                  (xiii) The Company and the Subsidiaries have good and indefeasible title to all of the properties and assets reflected in the financial statements described in clause (x) above (or as described in the Registration Statement), subject to no lien, mortgage, pledge, charge or encumbrance of any kind except those reflected in such financial statements (or as described in the Registration Statement or in a document filed as an exhibit to the Registration Statement) or that are not material in amount. The Company and the Subsidiaries occupy their leased properties under valid and binding leases.

                  (xiv) The Company and the Subsidiaries have filed all federal state, local and foreign tax returns that have been required to be filed and have paid all taxes indicated by said returns and all assessments received by them or any of them to the extent that such taxes have become due and are not being contested in good faith and for which an adequate reserve for accrual has been established in accordance with generally accepted accounting principles and except for such taxes the nonpayment of which would not have a material adverse affect on the earnings, business, properties, assets, rights, operations or condition (financial or otherwise) of the Company and its Subsidiaries taken as a whole. All tax liabilities have been adequately provided for in the financial statements of the Company, and the Company does not know of any actual or proposed additional material tax assessments.

                  (xv) Since the respective dates as of which information is given in the Registration Statement, as it may be amended or supplemented, there has not been any material adverse change or any development involving a prospective material adverse change in or affecting the earnings, business, properties, assets, rights, operations or condition (financial or otherwise) of the Company and its Subsidiaries taken as a whole, whether or not occurring in the ordinary course of business, and there has not been any material transaction entered into or any material transaction that is probable of being entered into by the Company or the Subsidiaries, other than transactions in the ordinary course of business and changes and transactions described in the Registration Statement, as it may be amended or supplemented. The Company and the Subsidiaries have no material contingent obligations that are required to be disclosed in the Company's financial statements included or incorporated by reference in the Registration Statement and are not so disclosed.

                  (xvi) Neither the Company nor any of the Subsidiaries is or with the giving of notice or lapse of time, or both, will be in violation of or in default under its charter, by-laws or other governing documents or under any agreement, lease, contract, indenture or other instrument


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         or obligation to which it is a party or by which it, or any of its properties, is bound except for such violations or defaults that would not reasonably be expected to have a material adverse effect on the business, properties, assets, rights, operations or condition (financial or otherwise) of the Company and its Subsidiaries taken as a whole. The execution and delivery of this Agreement and the consummation of the transactions herein contemplated and the fulfillment of the terms hereof will not (1) violate or conflict with any provision of the charter, by-laws or other governing documents of the Company or any of its Subsidiaries, (2) conflict with or result in a breach of any of the terms or provisions of, or constitute a default (or an event that, with the giving of notice or lapse of time, or both, would constitute a default) under, or require, except for such consents as have been obtained and are currently in effect, consent under, or result in the creation or imposition of any lien, charge, security interest or encumbrance upon any property or assets of the Company or any of its Subsidiaries pursuant to the terms of any indenture, mortgage, deed of trust, franchise, license, permit or other agreement, understanding or instrument to which the Company or any of its Subsidiaries is a party or by which any of them or their respective properties or assets may be bound or (3) violate or conflict with any judgment, decree, order, statute, rule or regulation applicable to the Company or any Subsidiary of any court or of any public, governmental or regulatory body or agency having jurisdiction over the Company or any of its Subsidiaries or any of their respective properties or assets, except for any such violation, conflict, breach, default or lien specified in clause (1), (2) or (3) above as would, in the aggregate, not have a material adverse effect on the Company and its Subsidiaries taken as a whole.

                  (xvii) Each approval, consent, order, authorization, designation, declaration or filing by or with any regulatory, administrative or other governmental body necessary in connection with the execution and delivery by the Company of this Agreement and the consummation of the transactions herein contemplated (except such additional steps as may be required by the Commission, the National Association of Securities Dealers, Inc. (the "NASD") or such additional steps as may be necessary to qualify the Shares for public offering by the Underwriters under state securities or Blue Sky laws) has been obtained or made and is in full force and effect.

                  (xviii) The Company has timely filed all reports required to be filed under the Act and the Rules and Regulations and the Exchange Act and the rules and regulations promulgated thereunder; and all such reports, and any amendments or supplements thereto, complied at the time filed in all material respects with the provisions, as appropriate, of the Act and the Rules and Regulations or the Exchange Act and the rules and regulations promulgated thereunder.

                  (xix) The Company and each of its Subsidiaries own or possess adequate rights to use all patents, trademarks, trademark registrations, service marks, service mark registrations, trade names, mask works, copyrights, licenses, inventions, trade secrets and rights necessary for the conduct of their business as described in the Prospectus, and the Company is not aware of any claim to the contrary or any challenge by any other person to the rights of the


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         Company and each of its Subsidiaries with respect to the foregoing. To the knowledge of the Company, the business of the Company and each of the Subsidiaries as now conducted does not infringe or conflict with, in any material respect, patents, trademarks, service marks, trade names, mask works, copyrights, licenses, inventions, trade secrets or other intellectual property or franchise rights of any person or entity which infringement or conflict has not been resolved. No claim has been made alleging the infringement by the Company or any Subsidiary of any patent, trademark, service mark, trade name, mask work, copyright, license, invention, trade secret or other intellectual property or franchise right of any person or entity. The Company or one of its Subsidiaries has clear title to its patents and patent applications reflected in the financial statements described in clause (x) above or discussed in the Registration Statement or the Prospectus. The Company knows of no material infringement by others of patents, trademarks, service marks, trade names, mask works, copyrights, licenses, inventions, trade secrets or other intellectual property or franchise rights owned by or licensed to the Company or one of its Subsidiaries.

                  (xx) Neither the Company, nor to the Company's knowledge, any of its Subsidiaries, has taken or may take, directly or indirectly, any action designed to cause or result in, or that has constituted or that might reasonably be expected to constitute, the stabilization or manipulation of the price of the shares of Common Shares to facilitate the sale or resale of the Shares. The Company acknowledges that the Underwriters may engage in passive market making transactions in the Shares on The NASDAQ Stock Market in accordance with Regulation M under the Exchange Act.

                  (xxi) Neither the Company nor any Subsidiary is an "investment company" within the meaning of such term under the Investment Company Act of 1940, (as amended, the "1940 Act") and the rules and regulations of the Commission thereunder.

                  (xxii) The Company maintains a system of internal accounting controls sufficient to provide reasonable assurances that (1) transactions are executed in accordance with management's general or specific authorization; (2) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (3) access to assets is permitted only in accordance with management's general or specific authorization; and
         (4) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

              (xxiii) The Company and each of its Subsidiaries carry, or are covered by, insurance issued by insurers of recognized financial responsibility against such losses and risks and in such amounts as is customary for companies of comparable size engaged in a similar business; and neither the Company nor any such Subsidiary has any reason to believe that it will not be able to renew its existing coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not result in any material adverse change in the earnings, business, properties, assets, rights, operations or condition (financial or otherwise) of the


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         Company and its Subsidiaries taken as a whole or to prevent the consummation of the transactions contemplated hereby.

                  (xxiv) The Company and each of its Subsidiaries are in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder ("ERISA"); no "reportable event" (as defined in ERISA) has occurred with respect to any "pension plan" (as defined in ERISA) for which the Company or any of its Subsidiaries would have any material liability; neither the Company nor any of its Subsidiaries has incurred or expects to incur material liability under (1) Title IV of ERISA with respect to termination of, or withdrawal from, any "pension plan" or (2) Sections 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the "Code"); and each "pension plan" for which the Company or any of its Subsidiaries would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, that would cause the loss of such qualification.

                  (xxv) To the Company's knowledge, there are no affiliations or associations between any member of the NASD and any of the Company's officers, directors or 5% or greater securityholders.

                  (xxvi) To the Company's knowledge, no labor problem exists or is imminent with respect to the Company's employees or employees of any of the Subsidiaries that could reasonably be expected to have a material adverse effect on the earnings, business, properties, assets, rights, operations or condition (financial or otherwise) of the Company and its Subsidiaries taken as a whole or to prevent the consummation of the transactions contemplated hereby.

                  (xxvii) Neither the Company nor any of its Subsidiaries nor, to the Company's knowledge, any officer or director purporting to act on behalf of the Company or any of its Subsidiaries has at any time:
         (1) made any contributions to any candidate for political office, or failed to disclose fully any such contributions, in violation of law; or (2) made any payment to any state, federal or foreign governmental officer or official or other person charged with similar public or quasi-public duties, other than payments required or allowed by applicable law.

                  (xviii) Neither the Company nor any of its Subsidiaries is required to register as a "broker" or "dealer" in accordance with the provisions of the Exchange Act or the rules and regulations promulgated thereunder.

                  (xxix) The Company and each of the Subsidiaries have complied and will comply with all the provisions of Florida Statutes, Section
         517.075 (Chapter 92-198, Laws of Florida). Neither the Company nor any of its Subsidiaries does business with the government of Cuba or any person or affiliate located in Cuba.


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                  (xxx) Neither the Company nor any of its Subsidiaries is in
         violation of (1) any applicable foreign, federal, state, provincial or local laws or regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants, including, without limitation, the United States Environmental Protection Act, the United States Toxic Substances Control Act and the United States Occupational Safety and Health Act (or their foreign equivalents) ("Environmental Laws"); (2) any applicable foreign, federal, state, provincial or local laws or regulations relating to discrimination in the hiring, promoting or paying of employees; or (3) any applicable foreign, federal, state, provincial or local wages and hours laws or regulations; which, in each case, could reasonably be expected to have a material adverse effect on the earnings, business, properties, assets, rights, operations or condition (financial or otherwise) of the Company and its Subsidiaries taken as a whole or to prevent the consummation of the transactions contemplated hereby.

                  (xxxi) The Company and each of its Subsidiaries have such permits, licenses, certificates, franchises and authorizations of governmental or regulatory authorities ("permits"), including, without limitation, under any applicable Environmental Law, as are necessary to own or lease and operate their properties and to conduct their business, except for those permits, the absence of which could not reasonably be expected to have a material adverse effect on the earnings, business, properties, assets, rights, operations or condition (financial or otherwise) of the Company and its Subsidiaries taken as a whole or to prevent the consummation of the transactions contemplated hereby; the Company and each of its Subsidiaries have fulfilled and performed all material obligations with respect to such permits and no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other material impairment of the rights of the holder of any such permit; and such permits contain no restrictions that are burdensome to the Company or any of its Subsidiaries, except for such restrictions that could not reasonably be expected to have a material adverse effect on the business or condition (financial or otherwise) of the Company or any of its Subsidiaries taken as a whole.

         (b) Each of the Selling Shareholders, severally and not jointly, represents and warrants to each of the Underwriters, as of the date hereof, as of the Closing Date and as of the Option Closing Date (with respect to those Selling Shareholders offering Option Shares), as follows:

                  (i) Such Selling Shareholder has all requisite power, authority, authorizations, approvals, orders and consents to enter into this Agreement and the Letter of Transmittal and Custody Agreement referred to below and to carry out the provisions and conditions hereof and thereof.

                  (ii) This Agreement and the Letter of Transmittal and Custody Agreement referred to below have been duly authorized, executed and delivered by or on behalf of such Selling Shareholder and each constitutes a legal, valid and binding agreement of such Selling Shareholder and is enforceable in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance,


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




         moratorium or similar laws relating to or affecting creditors' rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law) and except as rights to indemnity and contribution hereunder may be limited under applicable law.

                  (iii) All information pertaining to such Selling Shareholder furnished in writing by the Selling Shareholder expressly for use in the Registration Statement or the Prospectus did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading.

                  (iv) Such Selling Shareholder has and will have good and valid title to the Firm Shares and any Option Shares to be sold by such Selling Shareholder pursuant hereto, free and clear of all security interests, liens, encumbrances, equities and other claims, and full right, power and authority to effect the sale and delivery of such Firm Shares and Option Shares; and upon the delivery of, against payment for, such Firm Shares and Option Shares pursuant to this Agreement, the Selling Shareholder will deliver to the Underwriters good and valid title thereto, free and clear of all security interests, liens, encumbrances, equities and other claims.

                  (v) Such Selling Shareholder has not taken and will not take, directly or indirectly, any action designed to, or that has constituted, or that might reasonably be expected to cause or result in the stabilization or manipulation of the price of the Common Shares of the Company and, other than as permitted by the Act, the Selling Shareholder will not distribute any prospectus or other offering material in connection with the offering of the Shares.

2.       PURCHASE, SALE AND DELIVERY OF THE FIRM SHARES.

         (a) On the basis of the representations, warranties and covenants herein contained, and subject to the conditions herein set forth, the Sellers agree to sell to the Underwriters and each Underwriter agrees, severally and not jointly, to purchase, at a price of $_____ per share, the number of Firm Shares set forth opposite the name of each Underwriter in Schedule I hereof, subject to adjustments in accordance with Section 9 hereof. The number of Firm Shares to be purchased by each Underwriter from each Seller shall be as nearly as practicable in the same proportion to the total number of Firm Shares being sold by each Seller as the number of Firm Shares being purchased by each Underwriter bears to the total number of Firm Shares to be sold hereunder. The obligations of the Company and of each of the Selling Shareholders shall be several and not joint.

         (b) Certificates in negotiable form for the total number of the Shares to be sold hereunder by the Selling Shareholders have been placed in custody with Richard L. Bergmark as custodian (the "Custodian") pursuant to that certain letter of transmittal and agreement between the Selling Shareholders and the Custodian (the "Letter of Transmittal and Custody Agreement") executed by each Selling Shareholder for delivery of all Firm Shares and any Option Shares to be sold hereunder by the Selling Shareholders. Each of the Selling Shareholders specifically agrees that the Firm Shares and any Option Shares represented by the certificates held in custody for the Selling Shareholders under the Letter of Transmittal and Custody Agreement are subject to the interests of the Underwriters hereunder, that the arrangements made by the Selling Shareholders for such custody are irrevocable to that extent, and that the obligations of the Selling Shareholders hereunder shall not be terminable by any act or deed of the Selling Shareholders (or by any other person, firm or corporation including the Company, the Custodian or the Underwriters) or by operation of law (including the death of an individual Selling Shareholder or the dissolution of a corporate Selling Shareholder) or by the occurrence of any other event or events, except as set forth in the Letter of Transmittal and Custody Agreement. If any such event should occur prior to the delivery to the Underwriters of the Firm Shares or the Option Shares hereunder, certificates for the Firm Shares or the Option Shares, as the case may be, shall be delivered by the Custodian in accordance with the terms and conditions of this Agreement as if such event has not occurred. The Custodian is authorized to receive and acknowledge receipt of the proceeds of sale of the Shares held by it against delivery of such Shares.

         (c) Payment for the Firm Shares to be sold hereunder is to be made in federal (same day) funds to an account designated by the Company for the shares to be sold by it and to an account designated by the Custodian for the shares to be sold by the Selling Shareholders, in each case against delivery of certificates therefor to the Representatives for the several accounts of the Underwriters. Such payment and delivery are to be made at the offices of BT Alex. Brown Incorporated at 10:00 a.m., New York time, on the third business day after the date of this Agreement or at such other time and date not later than five business days thereafter as the Representatives and the Company shall agree upon, such time and date being herein referred to as the "Closing Date." (As used herein, "business day" means a day on which the New York Stock Exchange is open for trading and on which banks in New York are open for business and not permitted by law or executive order to be closed.) The certificates for the Firm Shares will be delivered in such denominations and in such registrations as the Representatives request in writing not later than the second full business day prior to the Closing Date, and will be made available for inspection by the Representatives at least one business day prior to the Closing Date.

         (d) In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company and certain of the Selling Shareholders listed on Schedule III hereto hereby grant an option to the several Underwriters to purchase the Option Shares at the price per share as set forth in paragraph (a) of this Section 2. The maximum number of Option Shares to be sold by the Company and the Selling Shareholders is set forth opposite their respective names on Schedule III hereto. The option granted hereby may be exercised in whole or in part by giving written notice (i) at any time before the Closing Date and (ii) only once thereafter within 30 days after the date of this Agreement, by you, as Representatives of the several Underwriters, to the Company, the Attorney-in-Fact and the Custodian setting forth the number of Option Shares as to which the several Underwriters are exercising the option, the names and denominations in which the Option Shares are to be registered and the time and date at which such certificates are to be delivered. If the option granted hereby is exercised in part, the respective number of Option Shares to be sold by the Company and each of the Selling Shareholders listed in Schedule III hereto shall be determined on a pro rata basis in accordance with the percentages set forth opposite their names on Schedule III hereto, adjusted by you in such manner as to avoid fractional shares. The time and date at which certificates for Option Shares are to be delivered shall be determined by the Representatives but shall not be earlier than three nor later than 10 full business days after the exercise of such option, nor in any event prior to the Closing Date (such time and date being herein referred to as the "Option Closing Date"). If the date of exercise of the option is three or more days before the Closing Date, the notice of exercise shall set the Closing Date as the Option Closing Date. The number of Option Shares to be purchased by each Underwriter shall be in the same proportion to the total number of Option Shares being purchased as the number of Firm Shares being purchased by such Underwriter bears to the total number of Firm Shares, adjusted by you in such manner as to avoid fractional shares. The option with respect to the Option Shares granted hereunder may be exercised only to cover over-allotments in the sale of the Firm Shares by the Underwriters. You, as Representatives of the several Underwriters, may cancel such option at any time prior to its expiration by giving written notice of such cancellation to the Company and the Attorney-in-Fact. To the extent, if any, that the option is exercised, payment for the Option Shares shall be made on the Option Closing Date in federal (same day) funds to an account designated by the Company for the shares to be sold by it and to an account designated by the Custodian for the shares to be sold by the Selling Shareholders, in each case against delivery of certificates therefor at the offices of BT Alex. Brown Incorporated on the Option Closing Date.

         (e) If on the Closing Date or Option Closing Date, as the case may be, any Selling Shareholder fails to sell the Firm Shares or Option Shares that such Selling Shareholder has agreed to sell on such date as set forth in
Schedule II or Schedule III hereto, as applicable, the Company agrees that it will sell or arrange for the sale of that number of shares of Common Shares to the Underwriters that represents Firm Shares or the Option Shares that such Selling Shareholder has failed to so sell, as set forth in Schedule II or
Schedule III hereto, as applicable, or such lesser number as may be requested by the Representatives.

3.       OFFERING BY THE UNDERWRITERS.

         It is understood that the several Underwriters are to make a public offering of the Firm Shares as soon as the Representatives deem it advisable to do so. The Firm Shares are to be initially offered to the public at the initial public offering price set forth in the Prospectus. The Representatives may from time to time thereafter change the public offering price and other selling terms. To the extent, if at all, that any Option Shares are purchased pursuant to Section 2 hereof, the Underwriters will offer them to the public on the foregoing terms.

         It is further understood that you will act as the Representatives for the Underwriters in the offering and sale of the Shares in accordance with a Master Agreement Among Underwriters entered into by you and the several other Underwriters.

4.       COVENANTS OF THE COMPANY AND THE SELLING SHAREHOLDERS.

         (a) The Company covenants and agrees with each of the Underwriters that:
                  (i) The Company will (A) use its best efforts to cause the Registration Statement to become effective or, if the procedure in Rule 430A of the Rules and Regulations is followed, to prepare and timely file with the Commission under Rule 424 of the Rules and Regulations a Prospectus in a form approved by the Representatives containing information previously omitted at the time of effectiveness of the Registration Statement in reliance on Rule 430A of the Rules and Regulations, (B) not file any amendment to the Registration Statement or supplement to the Prospectus or document incorporated by reference therein of which the Representatives shall not previously have been advised and furnished with a copy or to which the Representatives shall have reasonably objected in writing or that is not in compliance with the Rules and Regulations and (C) file on a timely basis all reports and any definitive proxy or information statements required to be filed by the Company with the Commission subsequent to the date of the Prospectus and prior to the termination of the offering of the Shares by the Underwriters.

                  (ii) The Company will advise the Representatives promptly (A) when the Registration Statement or any post-effective amendment thereto shall have become effective, (B) of receipt of any comments from the Commission, (C) of any request of the Commission for amendment of the Registration Statement or for supplement to the Prospectus or for any additional information and (D) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the use of the Prospectus or of the institution of any proceedings for that purpose. The Company will use its best efforts to prevent the issuance of any such stop order preventing or suspending the use of the Prospectus and to obtain as soon as possible the lifting thereof, if issued.

                  (iii) The Company will cooperate with the Representatives in endeavoring to qualify the Shares for sale under the securities laws of such jurisdictions as the Representatives may reasonably have designated in writing and will make such applications, file such documents, and furnish such information as may be reasonably required for that purpose, provided the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction where it is not now so qualified or required to file such a consent. The Company will, from time to time, prepare and file such statements, reports, and other documents, as are or may be required to continue such qualifications in effect for so long a period as the Representatives may reasonably request for distribution of the Shares.

                  (iv) The Company will deliver to, or upon the order of, the Representatives, from time to time, as many copies of any Preliminary Prospectus as the Representatives may reasonably request. The Company will deliver to, or upon the order of, the Representatives during the period when delivery of a Prospectus is required under the Act, as many copies of the Prospectus in final form, or as thereafter amended or supplemented, as the Representatives may reasonably request. The Company will deliver to the Representatives at or before the Closing Date, four signed copies of the Registration Statement and all amendments thereto including all exhibits filed therewith, and will deliver to the Representatives such number of copies of the Registration Statement (including such number of copies of the exhibits filed therewith that may reasonably be requested), including documents incorporated by reference therein, and of all amendments thereto, as the Representatives may reasonably request.

                  (v) The Company will comply with the Act and the Rules and Regulations, and the Exchange Act, and the rules and regulations of the Commission thereunder, so as to permit the completion of the distribution of the Shares as contemplated in this Agreement and the Prospectus. If during the period in which a prospectus is required by law to be delivered by an Underwriter or dealer, any event shall occur as a result of which, in the judgment of the Company or in the reasonable opinion of the Underwriters, it becomes necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances existing at the time the Prospectus is delivered to a purchaser, not misleading, or, if it is necessary at any time to amend or supplement the Prospectus to comply with any law, the Company promptly will either (1) prepare and file with the Commission an appropriate amendment to the Registration Statement or supplement to the Prospectus or (2) prepare and file with the Commission an appropriate filing under the Exchange Act that shall be incorporated by reference in the Prospectus so that the Prospectus as so amended or supplemented will not, in the light of the circumstances when it is so delivered, be misleading, or so that the Prospectus will comply with the law.

                  (vi) The Company will make generally available to its security holders, as soon as it is practicable to do so, but in any event not later than 15 months after the effective date of the Registration Statement, an earning statement (which need not be audited) in reasonable detail, covering a period of at least 12 consecutive months beginning after the effective date of the Registration Statement, which earning statement shall satisfy the requirements of Section 11(a) of the Act and Rule 158 of the Rules and Regulations.

                  (vii) Prior to the Closing Date, the Company will furnish to the Underwriters, as soon as they have been prepared by or are available to the Company, a copy of any unaudited interim financial statements of the Company for any period subsequent to the period covered by the most recent financial statements included or incorporated by reference in the Registration Statement or the Prospectus.

                  (viii) The Company will not, for a period of 90 days following the date of this Agreement, otherwise than hereunder or with the prior written consent of BT Alex. Brown Incorporated, offer, sell or contract to sell or otherwise dispose of, directly or indirectly, any Common Shares of the Company or any securities convertible into, or exchangeable or exercisable for, Common Shares, except for Common Shares issued to certain persons in connection with Company acquisitions, provided such persons agree to be bound by the terms hereof.

                  (ix) The Company will use its best efforts to list, subject to notice of issuance, the Shares on The NASDAQ Stock Market.

                  (x) The Company has caused the Company's Supervisory Directors, executive officers and certain shareholders who in the aggregate beneficially own 775,822 shares to furnish to the Representatives, on or prior to the date of this Agreement, a letter or letters, in form and substance satisfactory to the Underwriters, pursuant to which each such person shall agree not to offer, sell or contract to sell or otherwise dispose of, directly or indirectly, any Common Shares of the Company, or any securities convertible into, or exchangeable or exercisable for Common Shares, owned by such person or request the registration for the offer or sale of any of the foregoing (or as to which such person has the right to direct the disposition of) for a period of 90 days following the date of this Agreement, except with the prior written consent of BT Alex. Brown Incorporated ("Lockup Agreements").

                  (xi) The Company shall apply the net proceeds of its sale of the Shares as set forth in the Prospectus.

                  (xii) The Company shall not invest, or otherwise use the proceeds received by the Company from its sale of the Shares in such a manner as would require the Company or any of the Subsidiaries to register as an investment company under the 1940 Act.

                  (xiii) The Company will maintain a transfer agent and, if necessary under the jurisdiction of organization of the Company, a registrar for the Common Shares.

                  (xiv) The Company will not take, directly or indirectly, any action designed to cause or result in, or that has constituted or might reasonably be expected to constitute, the stabilization or manipulation of the price of any securities of the Company to facilitate the sale or resale of the Shares.

         (b) Each of the Selling Shareholders covenants and agrees with each of the Underwriters that:

                  (i) Such Selling Shareholder will not, for a period of 90 days following the date of this Agreement, otherwise than hereunder or with the prior written consent of BT Alex. Brown Incorporated, offer, sell or contract to sell or otherwise dispose of, directly or indirectly, or request the registration for the offer or sale of any of the foregoing (or as to which the Selling Shareholder has the right to direct the disposition of) any Common Shares of the Company or any securities convertible into, or exchangeable or exercisable for, Common Shares.

                  (ii) In order to document the Underwriters' compliance with the reporting and withholding provisions of the Tax Equity and Fiscal Responsibility Act of 1982 and the Interest and Dividend Tax Compliance Act of 1983 with respect to the transactions herein contemplated, each of the Selling Shareholders agrees to deliver to the Representatives prior to or at the Closing Date a properly completed and executed United States Treasury Department Form W-8 or W-9 (or other applicable form or statement specified by Treasury Department regulations in lieu thereof).

                  (iii) Such Selling Shareholder will not take, directly or indirectly, any action designed to cause or result in, or that has constituted or might reasonably be expected to constitute, the stabilization or manipulation of the price of any securities of the Company to facilitate the sale or resale of the Shares.

5.       COSTS AND EXPENSES.

         The Company will pay all costs, expenses and fees incident to the performance of the obligations of the Company under this Agreement, including, without limiting the generality of the foregoing, the following: accounting fees of the Company; the fees and disbursements of counsel for the Company and the Selling Shareholders (except for the fees and disbursements of counsel for First Britannia Mezzanine N.V.); the cost of printing and delivering to, or as requested by, the Underwriters copies of the Registration Statement, Preliminary Prospectuses, the Prospectus, this Agreement, the Underwriters' Invitation Letter, the Blue Sky Survey and any supplements or amendments thereto; the filing fees of the Commission; the filing fees and expenses (including reasonable fees and disbursements of counsel for the Underwriters) incident to securing any required review by the NASD of the terms of the sale of the Shares; the Listing Fee of the NASDAQ Stock Market; and the expenses, including the reasonable fees and disbursements of counsel for the Underwriters, incurred in connection with the qualification of the Shares under state securities or Blue Sky laws. To the extent, if at all, that any of the Selling Shareholders engage special legal counsel to represent them in connection with this offering, the fees and expenses of such counsel shall be borne by such Selling Shareholder. If this Agreement shall not be consummated because the conditions in Section 6 hereof are not satisfied, or because this Agreement is terminated by the Representatives pursuant to Sections 11(a)(i), 11(a)(vi) and 11(b) hereof, or by reason of any failure, refusal or inability on the part of the Company or the Selling Shareholders to perform any undertaking or satisfy any condition of this Agreement or to comply with any of the terms hereof on their part to be performed, unless such failure to satisfy said condition or to comply with said terms be due to the default or omission of any Underwriter, then the Company shall reimburse the several Underwriters for reasonable out-of-pocket expenses, including reasonable fees and disbursements of counsel, reasonably incurred in connection with investigating, marketing and proposing to market the Shares or in contemplation of performing their obligations hereunder; but the Company and the Selling Shareholders shall not in any event be liable to any of the several Underwriters for damages on account of loss of anticipated profits from the sale by them of the Shares.

6.       CONDITIONS OF OBLIGATIONS OF THE UNDERWRITERS.

         The several obligations of the Underwriters to purchase the Firm Shares on the Closing Date and the Option Shares, if any, on the Option Closing Date are subject to the accuracy, as of the Closing Date or the Option Closing Date, as the case may be, of the representations and warranties of the Company and the Selling Shareholders contained herein, and to the performance by the Company and the Selling Shareholders of their covenants and obligations hereunder and to the following additional conditions:

         (a) The Registration Statement and all post-effective amendments thereto shall have become effective and any and all filings required by Rule 424 and Rule 430A of the Rules and Regulations shall have been made, and any request of the Commission for additional information (to be included in the Registration Statement or otherwise) shall have been disclosed to the Representatives and complied with to their reasonable satisfaction. No stop order suspending the effectiveness of the Registration Statement, as amended from time to time, shall have been issued and no proceedings for that purpose shall have been taken or, to the knowledge of the Company or the Selling Shareholders, shall be contemplated by the Commission and no injunction, restraining order, or order of any nature by a federal or state court of competent jurisdiction shall have been issued as of the Closing Date that would prevent the issuance of the Shares.

         (b) The Representatives shall have received on the Closing Date or the Option Closing Date, as the case may be, the opinions of Nauta Dutilh, special Netherlands counsel to the Company, dated the Closing Date or the Option Closing Date, as the case may be, addressed to the Underwriters (and stating that it may be relied upon by Vinson & Elkins L.L.P., special U.S. counsel to the Company, and by Andrews & Kurth L.L.P., counsel to the Underwriters) to the effect that:

                  (i) The Company has been duly organized and is validly existing as a Naamloze Vennootschap in good standing under the laws of The Netherlands, with full corporate power and authority to own or lease and operate its properties and to conduct its business as described in the Registration Statement;

                  (ii)  Each of Core Laboratories International B.V.
         ("CLI B.V.") and Saybolt International B.V. ("SI B.V.") has been duly organized and is validly existing as a Besloten Vennootschap in good standing under the laws of The Netherlands, with full corporate power and authority to own or lease and operate its properties and to conduct its business as described in the Registration Statement;

                  (iii) All the outstanding shares of capital stock of CLI B.V. and SI B.V. have been duly authorized and validly issued and are fully paid and non-assessable and, except as otherwise set forth in the Registration Statement or Exhibit A to this Agreement, all outstanding shares of capital stock of each of CLI B.V. and SI B.V. are owned, directly or indirectly, by the Company free and clear of security interests, liens, encumbrances, equities or other claims;

                  (iv) Except as disclosed or incorporated by reference in the Registration Statement, there are no preemptive or other rights to subscribe for or to purchase shares of capital stock of the Company pursuant to any applicable statute, the Articles of Association or other constituent documents of the Company or, to such counsel's knowledge, any agreement or other instrument to which the Company is a party as to which any person can successfully maintain an action, suit or proceeding against the Company for violation of his or her preemptive rights with respect to the issuance of any shares of capital stock of the Company;

                  (v) All of the Company's issued and outstanding capital stock has been duly authorized, validly issued and is fully paid and non-assessable as of the date hereof and the capitalization of the Company conforms in all material respects to the descriptions thereof and the statements made with respect thereto in the Registration Statement;

                  (vi) This Agreement has been duly authorized, executed and delivered by the Company and the Company has full corporate power and authority to enter into the Agreement;

                  (vii) No consent, approval, authorization or order of any court or governmental agency or body is required in connection with the sale of the Shares pursuant to this Agreement, except such as may be required under the securities and Blue Sky laws of any jurisdiction in connection with the purchase and distribution of the Shares by the Underwriters and such other approvals (specified in such opinion) as have been obtained;

                  (viii) None of the execution and delivery of this Agreement, the consummation of any other of the transactions herein contemplated, or the fulfillment of the terms hereof, will result in a breach of, or constitute a default under (a) any law, statute, rule, order, regulation, consent or memorandum of understanding of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over the Company or any of the Subsidiaries of which such counsel is aware and that is known by such counsel to be applicable to the Company or any of the Subsidiaries (where such conflict, breach or default would have a material adverse effect on the earnings, business, management, properties, assets, rights, operations, condition (financial or otherwise) or prospects of the Company and its Subsidiaries taken as a whole) or (b) the Articles of Association of the Company;

                  (ix) The Shares have been duly and validly authorized by the Company for issuance and the Company has full corporate power and authority to issue, sell and deliver the Shares; and, when the Shares are issued and delivered against payment therefor as provided in this

         Agreement, the Shares will have been validly issued and will be fully paid and non-assessable, and the issuance of such Shares will not be subject to any statutory preemptive rights or similar statutory rights or, to such counsel's knowledge, any other preemptive or similar rights;

                  (x) The certificates for the Shares are in due and proper form under the laws of The Netherlands and the Articles of Association of the Company and conform with the form of certificates duly authorized by the Board of Supervisory Directors of the Company. The form of certificates for the Shares conforms to the corporate law of the jurisdiction of the Company's organization and, when executed and delivered in definitive form, will be sufficient to convey the interest in the Company purported to be evidenced thereby;

                  (xi) The Shares, when issued, will conform in all material respects to the description thereof contained in the Prospectus under the caption "Description of Share Capital";

                  (xii) Except as described in or contemplated by the Prospectus, to the knowledge of such counsel, there are no outstanding securities of the Company convertible or exchangeable into or evidencing the right to purchase or subscribe for any shares of capital stock of the Company and there are no outstanding or authorized options, warrants or rights of any character obligating the Company to issue any shares of its capital stock or any securities convertible or exchangeable into or evidencing the right to purchase or subscribe for any shares of such stock; and except as described in the Prospectus, to the knowledge of such counsel, no holder of any securities of the Company or any other person has the right, contractual or otherwise, that has not been satisfied or effectively waived, to cause the Company to sell or otherwise issue to them, or to permit them to underwrite the sale of, any of the Shares or the right to have any Common Shares or other securities of the Company included in the Registration Statement or the right, as a result of the filing of the Registration Statement, to require registration under the Act of any shares of Common Shares or other securities of the Company; and

                  (xiii) No consent, approval, authorization or order of any court or governmental agency or body is required for the consummation by the Selling Shareholders of the transactions on their part contemplated by this Agreement in connection with the Shares to be sold by the Selling Shareholders hereunder, except such as have been obtained under the Act and such as may be required under the Blue Sky laws of any jurisdiction in connection with the purchase and distribution of such Shares by the Underwriters.

The opinions of such counsel may relate solely to, be based solely upon and be limited exclusively to the laws of The Netherlands.

         (c) The Representatives shall have received on the Closing Date or the Option Closing Date, as the case may be, the opinions of Vinson & Elkins L.L.P., counsel for the Company, dated the Closing Date or the Option Closing Date, as the case may be, addressed to the Underwriters (and stating that it may be relied upon by Andrews & Kurth L.L.P., counsel to the Underwriters) to the effect that:

                  (i) Each of Core Laboratories, Inc., a Delaware corporation ("CLI"), and Saybolt Inc., a Delaware corporation ("SI"), has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its organization, with corporate power and authority to own or lease and operate its properties and conduct its business as described in the Registration Statement;

                  (ii) All the outstanding shares of capital stock of CLI and SI have been duly authorized and validly issued and are fully paid and non-assessable, all outstanding shares of capital stock of CLI and SI are owned, directly or indirectly, by the Company free and clear of security interests, liens, encumbrances, equities or other claims, except as otherwise set forth in the Registration Statement or Exhibit A to this Agreement; and no options, warrants or other rights to purchase, agreements or other obligations to issue or other rights to convert any obligations into any shares of capital stock or of ownership interests in CLI or SI are outstanding;

                  (iii) Each of CLI and SI is duly registered and qualified to transact business in all jurisdictions in which the conduct of its business requires such qualification, or in which the failure to qualify would have a materially adverse effect upon the business of the Company and the Subsidiaries taken as a whole;

                  (iv) The Registration Statement has become effective under the Act and, to the best of the knowledge of such counsel, no stop order proceedings with respect thereto have been instituted or are pending or threatened under the Act;

                  (v) Such counsel does not know of any contracts or documents required to be filed as exhibits to or incorporated by reference in the Registration Statement or described in the Registration Statement that are not so filed, incorporated by reference or described as required;

                  (vi) Such counsel knows of no material legal or governmental proceedings pending or threatened against the Company or any of the Subsidiaries required to be disclosed in the Prospectus that is not adequately disclosed in the Prospectus;

                  (vii) The execution and delivery of this Agreement and the consummation of the transactions herein contemplated and the fulfillment of the terms hereof will not (1) violate or conflict with any provision of the charter, by-laws or other governing documents of the Company or any of its Subsidiaries, (2) conflict with or result in a breach of any of the terms or provisions of, or constitute a default (or an event that, with the giving of notice or lapse of time, or both, would constitute a default) under, or require, except for such consents as have been obtained and are currently in effect, consent under, or result in the creation or imposition of any lien, charge, security interest or encumbrance upon any property or assets of the Company or any of its Subsidiaries pursuant to the terms of any material indenture, mortgage, deed of trust, franchise, license, permit or other agreement, understanding or instrument to which the Company or any of its Subsidiaries is a party or by which any of them or their respective properties or assets may be bound which are identified on a schedule attached to such opinion or (3) violate or conflict with any judgment, decree, order, statute, rule or regulation of the United States, the State of Texas or the State of Delaware applicable to the Company or any Subsidiary of any court or of any public, governmental or regulatory body or agency having jurisdiction over the Company or any of its Subsidiaries or any of their respective properties or assets, which violation, conflict, breach, default or lien would, in the aggregate, have a material adverse effect on the Company and its Subsidiaries taken as a whole; provided that no opinion is required to be given pursuant to this subparagraph (viii) regarding federal or state securities laws;

                  (viii) This Agreement has been duly authorized, executed and delivered by the Company;

                  (ix) No approval, consent, order, authorization, designation, declaration or filing by or with any regulatory, administrative or other governmental body of the United States, the State of Texas or the State of Delaware is necessary in connection with the execution and delivery of this Agreement and the consummation of the transactions herein contemplated (other than as may be required by the NASD or as required by state securities and Blue Sky laws as to which such counsel need express no opinion) except such as have been obtained or made, specifying the same; and

                  (x) The Company is not, and will not become, as a result of the consummation of the transactions contemplated by this Agreement, and application of the net proceeds therefrom as described in the Prospectus, required to register as an investment company under the 1940 Act.

         In addition to the matters set forth above, such opinion shall also include a statement to the effect that such counsel is of the opinion that the Registration Statement and the Prospectus (except the financial statements and other information of an accounting, financial or statistical nature) appear on their face to comply as to form in all material respects with the requirements of the Act. In passing upon the form of the Registration Statement and the Prospectus, such counsel may state that they have necessarily assumed the correctness and completeness of the statements made therein and that, because the primary purpose of our engagement was not to establish or confirm factual matters of financial, accounting or statistical matters or related data and because of the wholly or partially nonlegal character of many of the statements contained in the Registration Statement and the Prospectus, they are not passing upon and do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus. Such counsel may state that they have not independently verified the accuracy, completeness or fairness of such statements and, that without limiting the foregoing, they assume no responsibility for and have not independently verified the accuracy, completeness or fairness of the financial statements and supporting schedules and other financial, accounting or statistical data and related data included in the Registration Statement (or the exhibits to the Registration Statement, as to which they have not been asked to comment), and that they have not examined the accounting or financial records from which such financial statements, schedules and related data are derived. Such counsel may note that, although certain portions of the Registration Statement (including financial statements and supporting schedules, and related data) have been included therein on the authority of "experts" within the meaning of the Securities Act, they are not experts with respect to any portion of the Registration Statement, including, without limitation, such financial statements and supporting schedules and related data and other financial, accounting or statistical data included therein. Such counsel shall state, however, that they have participated in conferences with officers and other representatives of the Company, counsel for the Company, representatives of the independent accountants of the Company and with representatives of the Underwriters, at which the contents of the Registration Statement and Prospectus and related matters were discussed, that they have also reviewed certain corporate documents furnished to them by the Company, and, based on such participation and review (relying as to materiality to a large extent upon the officers and other representatives of the Company and upon representatives of the Underwriters), no information has come to such counsel's attention that causes them to believe that the Registration Statement, at the time it became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus, at its date or at the date hereof, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they made, not misleading.

         (d) The Representatives shall have received on the Closing Date or the Option Closing Date, as the case may be, the opinions of (1) Brown, Parker & Leahy, L.L.P. and (2) Nauta Dutilh, each counsel for certain of the Selling Shareholders, dated the Closing Date or the Option Closing Date, as the case may be, addressed to the Underwriters (and stating that it may be relied upon by Andrews & Kurth L.L.P., counsel to the Underwriters) to the effect that:

                  (i) This Agreement has been duly authorized, executed and delivered on behalf of the Selling Shareholders;

                  (ii) Each Selling Shareholder has full legal right, power and authority, and any approval required by law (other than as required by state securities and Blue Sky laws as to which such counsel need express no opinion), to sell, assign, transfer and deliver the portion of the Shares to be sold by such Selling Shareholder;

                  (iii) The Letter of Transmittal and Custody Agreement executed and delivered by each Selling Shareholder is valid and binding; and

                  (iv) The Underwriters (assuming that they are bona fide purchasers within the meaning of the Uniform Commercial Code) have acquired good and marketable title to the Shares being sold by each Selling Shareholder on the Closing Date, and the Option Closing Date, as the case may be, free and clear of all security interests, liens, encumbrances, equities and other claims.

         (e) The Representatives shall have received from Andrews & Kurth L.L.P., counsel for the Underwriters, a favorable opinion dated the Closing Date or the Option Closing Date, as the case may be, with respect to such matters as may be reasonably requested by the Underwriters. In rendering such opinion, Andrews & Kurth L.L.P. may rely as to all matters governed other than by the general corporate laws of the State of Delaware and the laws of the States of New York, Maryland and Texas or federal laws of the United States on the opinions of counsel referred to in Paragraphs (b), (c) and (d) of this
Section 6. In addition, such opinion shall also include a statement to the effect that nothing has come to the attention of such counsel that leads them to believe that (i) the Registration Statement, or any amendment thereto, as of the time it became effective under the Act (but after giving effect to any modifications incorporated therein pursuant to Rule 430A under the Act) as of the Closing Date or the Option Closing Date, as the case may be, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and (ii) the Prospectus, or any supplement thereto, on the date it was filed pursuant to the Rules and Regulations and as of the Closing Date or the Option Closing Date, as the case may be, contained an untrue statement of a material fact or omitted to state a material fact, necessary in order to make the statements, in the light of the circumstances under which they are made, not misleading (except that such counsel need express no view as to financial statements, schedules and statistical information therein). With respect to such statement, Andrews & Kurth L.L.P. may state that their belief is based upon the procedures set forth therein, but is without independent check and verification.

         (f) The Representatives shall have received at or prior to the Closing Date from Andrews & Kurth L.L.P. a memorandum or summary, in form and substance satisfactory to the Representatives, with respect to the qualification for offering and sale by the Underwriters of the Shares under state securities or Blue Sky laws of such jurisdictions as the Representatives may reasonably have designated to the Company.

         (g) The Representatives shall have received, on each of the dates hereof, the Closing Date and the Option Closing Date, as the case may be, a letter dated the date hereof, the Closing Date or the Option Closing Date, as the case may be, in form and substance reasonably satisfactory to you, of Arthur Anderson LLP confirming that they are independent public accountants within the meaning of the Act and the applicable Rules and Regulations thereunder and stating that in their opinion the financial statements and schedules examined by them and included or incorporated by reference in the Registration Statement comply in form in all material respects with the applicable accounting requirements of the Act and the related published Rules and Regulations; and containing such other statements and information as are ordinarily included in accountants' "comfort letters" to Underwriters with respect to the financial statements and certain financial and statistical information included or incorporated by reference in the Registration Statement or the Prospectus.

         (h) The Representatives shall have received on the Closing Date or the Option Closing Date, as the case may be, a certificate or certificates of the Chief Executive Officer and the Chief Financial Officer of the Company to the effect that, as of the Closing Date or the Option Closing Date, as the case may be, each of them severally represents as follows:

                  (1) The Registration Statement has become effective under the Act and no stop order suspending the effectiveness of the Registration Statement has been issued, and no proceedings for such purpose have been taken or are, to his knowledge, contemplated by the Commission.

                  (2) The representations and warranties of the Company contained in Section 1 hereof are true and correct as of the Closing Date or the Option Closing Date, as the case may be.

                  (3) All filings required to have been made pursuant to Rules 424 or 430A under the Act have been made.

                  (4) Since the respective dates as of which information is given in the Registration Statement and Prospectus, in his or her opinion, there has not been any material adverse change or any development involving a prospective material adverse change in or affecting the condition (financial or otherwise) of the Company and its Subsidiaries taken as a whole or the earnings, business, properties, assets, rights, operations or condition (financial or otherwise) of the Company and the Subsidiaries taken as a whole, whether or not arising in the ordinary course of business.

         (i) The Company and the Selling Shareholders shall have furnished to the Representatives such further certificates and documents confirming the representations and warranties, covenants and conditions contained herein and related matters as the Representatives may reasonably have requested.

         (j) The Firm Shares and Option Shares have been approved for listing upon notice of issuance on the NASDAQ Stock Market.

         (k) The Lockup Agreements described in Section 4(x) are in full force and effect.

         The opinions and certificates mentioned in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in all material respects satisfactory to the Representatives and to Andrews & Kurth L.L.P., counsel for the Underwriters.

         If any of the conditions hereinabove provided for in this Section 6 shall not have been fulfilled when and as required by this Agreement to be fulfilled, the obligations of the Underwriters hereunder may be terminated by the Representatives by notifying the Company and the Selling Shareholders of such termination in writing or by telegram at or prior to the Closing Date or the Option Closing Date, as the case may be. In such event, the Selling Shareholders, the Company and the Underwriters shall not be under any obligation to each other (except to the extent provided in Sections 5 and 8 hereof).

7.       CONDITIONS OF THE OBLIGATIONS OF THE SELLERS.

         The obligations of the Sellers to sell and deliver the portion of the Shares required to be delivered as and when specified in this Agreement are subject to the conditions that at the Closing Date or the Option Closing Date, as the case may be, no stop order suspending the effectiveness of the Registration Statement shall have been issued and in effect or proceedings therefor initiated or threatened.

8.       INDEMNIFICATION.

         (a)  The Company agrees:

                  (1) to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of the Act, and each Selling Shareholder and each person, if any, who controls any Selling Shareholder within the meaning of the Act, against any losses, claims, damages or liabilities to which such Underwriter, such Selling Shareholder or any such controlling person may become subject under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any Preliminary Prospectus, the Prospectus or any amendment or supplement thereto, or (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading any act or failure to act; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement, or omission or alleged omission made in the Registration Statement, any Preliminary Prospectus, the Prospectus, or such amendment or supplement, in reliance upon and in conformity with written information furnished to the Company by or through the Representatives specifically for use in the preparation thereof; provided, further, that the foregoing indemnity obligation with respect to any Preliminary Prospectus shall not inure to the benefit of any Underwriter from whom the person asserting any such losses, claims, damages and liabilities purchased shares, or any person controlling such Underwriter, if a copy of the Prospectus (as then amended or supplemented) was not sent or given by or on behalf of such Underwriter to such person and if the Prospectus (as so amended or supplemented) would have cured the defect giving rise to such losses, claims, damages or liabilities.

                  (2) to reimburse each Underwriter, each Selling Shareholder and each such controlling person upon demand for any legal or other out-of-pocket expenses reasonably incurred by such Underwriter, such Selling Shareholder or such controlling person in connection with investigating or defending any such loss, claim, damage or liability, action or proceeding or in responding to a subpoena or governmental inquiry related to the offering of the Shares, whether or not such Underwriter, such Selling Shareholder or controlling person is a party to any action or proceeding. In the event that it is finally judicially determined that the Underwriters, the Selling Shareholders or such controlling persons were not entitled to receive payments for legal and other expenses pursuant to this subparagraph, the Underwriters, the Selling Shareholders or such controlling persons will promptly return all sums that had been advanced pursuant hereto.

This indemnity obligation will be in addition to any liability that the Company may otherwise have.

         (b) Each Selling Shareholder agrees to indemnify the Underwriters and each person, if any, who controls any Underwriter within the meaning of the Act, and the Company and each person, if any, who controls the Company within the meaning of the Act, against any losses, claims, damages or liabilities to which such Underwriter, the Company or controlling person may become subject under the Act or otherwise insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof), arise out of or are based on any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Prospectus, or any amendment or supplement thereto or caused by any omission or alleged omission to state therein, a material fact required to be stated therein and necessary to make the statements therein not misleading, but only with reference to information relating to such Selling Shareholder furnished to the Underwriters or the Company in writing by such Selling Shareholder expressly for use therein. In no event, however, shall the liability of any Selling Shareholder for indemnification under this Section 8(a) exceed the proceeds, less underwriting discounts and before expenses, received by such Selling Shareholder from the Underwriters in the offering. This indemnity obligation will be in addition to any liability that such Selling Shareholder and the Company may otherwise have.

         (c) Each Underwriter severally and not jointly will indemnify and hold harmless the Company, each of its directors, each of its officers who have signed the Registration Statement, the Selling Shareholders, and each person, if any, who controls the Company or the Selling Shareholders within the meaning of the Act, against any losses, claims, damages or liabilities to which the Company or any such director, officer, Selling Shareholder or controlling person may become subject under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any Preliminary Prospectus, the Prospectus or any amendment or supplement thereto, or (ii) the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made; and will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer, Selling Shareholder or controlling person in connection with investigating or defending any such loss, claim, damage, liability, action or proceeding; provided, however, that each Underwriter will be liable in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission has been made in the Registration Statement, any Preliminary Prospectus, the Prospectus or such amendment or supplement, in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representatives specifically for use in the preparation thereof. This indemnity obligation will be in addition to any liability that such Underwriter may otherwise have.

         (d) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to this Section 8, such person (the "indemnified party") shall promptly notify the person against whom such indemnity may be sought (the "indemnifying party") in writing. No indemnification provided for in Section 8(a), (b) or (c) shall be available to any party who shall fail to give notice as provided in this Section 8(d) if the party to whom notice was not given was unaware of the proceeding to which such notice would have related and was materially prejudiced by the failure to give such notice, but the failure to give such notice shall not relieve the indemnifying party or parties from any liability that it or they may have to the indemnified party for contribution or otherwise than on account of the provisions of Section 8(a), (b) or (c). In case any such proceeding shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party and shall pay as incurred the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel at its own expense. Notwithstanding the foregoing, the indemnifying party shall pay as incurred (or within 30 days of presentation) the fees and expenses of the counsel retained by the indemnified party in the event (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel,
(ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them or (iii) the indemnifying party shall have failed to assume the defense and employ counsel reasonably acceptable to the indemnified party within a reasonable period of time after notice of commencement of the action. It is understood that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm for all such indemnified parties. Such firm shall be designated in writing by the Representatives in the case of parties indemnified pursuant to Section 8(a) or (b) and by the Company and the Selling Shareholders in the case of parties indemnified pursuant to Section 8(c). The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. In addition, the indemnifying party will not, without the prior written consent of the indemnified party, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding of which indemnification may be sought hereunder (whether or not any indemnified party is an actual or potential party to such claim, action or proceeding) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action or proceeding.

         (e) If the indemnification provided for in this Section 8 is unavailable to or insufficient to hold harmless an indemnified party under
Section 8(a), (b) or (c) above in respect of any losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Shareholders on the one hand and the Underwriters on the other from the offering of the Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and the Selling Shareholders on the one hand and the Underwriters on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, (or actions or proceedings in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Shareholders on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company and the Selling Shareholders bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Selling Shareholders on the one hand or the Underwriters on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

         The Company, the Selling Shareholders and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 8(e) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to above in this Section 8(e). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to above in this Section 8(e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (e), (i) no Underwriter shall be required to contribute any amount in excess of the underwriting discounts and commissions applicable to the Shares purchased by such Underwriter, (ii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation, and (iii) no Selling Shareholder shall be required to contribute any amount in excess of the proceeds, less underwriting discounts and before expenses, received by such Selling Shareholder from the

Underwriters in the offering. The Underwriters' obligations in this Section 8(e) to contribute are several in proportion to their respective underwriting obligations and not joint.

         (f) In any proceeding relating to the Registration Statement, any Preliminary Prospectus, the Prospectus or any supplement or amendment thereto, each party against whom contribution may be sought under this Section 8 hereby consents to the jurisdiction of any United States court having jurisdiction over any other contributing party, agrees that process issuing from such court may be served upon him or it by any other contributing party and consents to the service of such process and agrees that any other contributing party may join him or it as an additional defendant in any such proceeding in which such other contributing party is a party. Solely for purposes of this Section 8(f), the Company's United States agent for service of process is John D. Denson, Core Laboratories Inc., 5295 Hollister Road, Houston, Texas 77040, or such other person as is designated in writing by the Company.

         (g) Any losses, claims, damages, liabilities or expenses for which an indemnified party is entitled to indemnification or contribution under this
Section 8 shall be paid by the indemnifying party to the indemnified party as such losses, claims, damages, liabilities or expenses are incurred. The indemnity and contribution agreements contained in this Section 8 and the representations and warranties of the Company and the Selling Shareholders set forth in this Agreement shall remain operative and in full force and effect, regardless of (i) any investigation made by or on behalf of any Underwriter or any person controlling any Underwriter, the Company, its directors or officers or any persons controlling the Company, or the Selling Shareholders or any person controlling any Selling Shareholder (ii) acceptance of any Shares and payment therefor hereunder, and (iii) the closing of the transactions contemplated by this Agreement. A successor to any Underwriter, or to the Company, its directors or officers, or any person controlling the Company, shall be entitled to the benefits of the indemnity, contribution and reimbursement agreements contained in this Section 8.

9.       DEFAULT BY UNDERWRITERS.

         If on the Closing Date or the Option Closing Date, as the case may be, any Underwriter shall fail to purchase and pay for the portion of the Shares that such Underwriter has agreed to purchase and pay for on such date (otherwise than by reason of any default on the part of the Company or a Selling Shareholder), you, as Representatives of the Underwriters, shall use your reasonable efforts to procure within 36 hours thereafter one or more of the other Underwriters, or any others, to purchase from the Company and the Selling Shareholders such amounts as may be agreed upon and upon the terms set forth herein, the Firm Shares or Option Shares, as the case may be, that the defaulting Underwriter or Underwriters failed to purchase. If during such 36 hours you, as such Representatives, shall not have procured such other Underwriters, or any others, to purchase the Firm Shares or Option Shares, as the case may be, agreed to be purchased by the defaulting Underwriter or Underwriters, then (a) if the aggregate number of shares with respect to which such default shall occur does not exceed 10% of the Firm Shares or Option Shares, as the case may be, covered hereby, the other Underwriters shall be obligated, severally, in proportion to the respective numbers of Firm Shares or Option Shares, as the case may be, that they are obligated to purchase hereunder, to purchase the Firm Shares or Option Shares, as the case may be, that such defaulting Underwriter or

Underwriters failed to purchase, or (b) if the aggregate number of shares of Firm Shares or Option Shares, as the case may be, with respect to which such default shall occur exceeds 10% of the Firm Shares or Option Shares, as the case may be, covered hereby, the Company and the Selling Shareholders or you as the Representatives of the Underwriters will have the right, by written notice given within the next 36-hour period to the parties to this Agreement, to terminate this Agreement without liability on the part of the non-defaulting Underwriters or of the Company or of the Selling Shareholders except to the extent provided in Section 8 hereof. In the event of a default by any Underwriter or Underwriters, as set forth in this Section 9, the Closing Date or Option Closing Date, as the case may be, may be postponed for such period, not exceeding seven days, as you, as Representatives, may determine in order that the required changes in the Registration Statement or in the Prospectus or in any other documents or arrangements may be effected. The term "Underwriter" includes any person substituted for a defaulting Underwriter. Any action taken under this Section 9 shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

10.      NOTICES.

         All communications hereunder shall be in writing and, except as otherwise provided herein, will be mailed, delivered, telecopied or telegraphed and confirmed as follows: if to the Underwriters, to BT Alex. Brown Incorporated, One South Street, Baltimore, Maryland 21202, Attention: General Counsel; with a copy to BT Alex. Brown Incorporated, One Bankers Trust Plaza, 130 Liberty Street, New York, New York 10006, Attention: General Counsel; if to the Company, to Core Laboratories N.V. c/o Core Laboratories, Inc., 5295 Hollister Road, Houston, Texas 77040, Attention: General Counsel; or, if sent to the Selling Shareholders, at their respective addresses set forth on
Schedule II hereto.

11.      TERMINATION.

         (a) This Agreement may be terminated by you, as Representatives, by notice to the Company and the Sellers at any time prior to the Closing Date if any of the following has occurred: (i) since the respective dates as of which information is given in the Registration Statement, any material adverse change or any development involving a prospective material adverse change in or affecting the condition (financial or otherwise) of the Company and its Subsidiaries taken as a whole or the earnings, business, management, properties, assets, rights, operations, condition (financial or otherwise) or prospects of the Company and its Subsidiaries taken as a whole, whether or not arising in the ordinary course of business; (ii) any outbreak or escalation of hostilities or declaration of war or national emergency or other national or international calamity or crisis or change in economic or political conditions if the effect of such outbreak, escalation, declaration, emergency, calamity, crisis or change on the financial markets of the United States would, in your reasonable judgment, make it impracticable or inadvisable to market the Shares or to enforce contracts for the sale of the Shares; (iii) suspension of trading in securities generally on the New York Stock Exchange or the American Stock Exchange or limitation on prices (other than limitations on hours or numbers of days of trading) for securities on either such Exchange; (iv) the enactment, publication, decree or other promulgation of any statute, regulation, rule or order of any court or other governmental authority that in your reasonable judgment materially and adversely affects or may materially and adversely affect the business or operations of the Company; (v) declaration of a banking moratorium by United States or New York State authorities; (vi) the suspension of trading of the Company's Common Shares by the NASDAQ Stock Market, the Commission or any other governmental authority; or (vii) the taking of any action by any governmental body or agency in respect of its monetary or fiscal affairs that in your reasonable opinion has a material adverse effect on the securities markets in the United States; or

         (b)  as provided in Sections 6 of this Agreement; or

         (c)  as provided in Section 9 of this Agreement.

12.      SUCCESSORS.

         This Agreement has been and is made solely for the benefit of the Underwriters, the Company and the Selling Shareholders and their respective successors, executors, administrators, heirs and assigns, and the officers, directors and controlling persons referred to herein, and no other person will have any right or obligation hereunder. No purchaser of any of the Shares from any Underwriter shall be deemed a successor or assign merely because of such purchase.

13.      INFORMATION PROVIDED BY UNDERWRITERS.

         The Company, the Selling Shareholders and the Underwriters acknowledge and agree that the only information furnished or to be furnished by any Underwriter to the Company for inclusion in the Registration Statement consists of the information set forth in the last paragraph on the front cover page (insofar as such information relates to the Underwriters) of the Prospectus, legends required by Item 502(d) of Regulation S-K under the Act and the information in the third, seventh, eighth, ninth and tenth paragraphs under the caption "Underwriting" in the Prospectus.

14.      MISCELLANEOUS.

         The reimbursement, indemnification and contribution agreements contained in this Agreement and the representations, warranties and covenants in this Agreement shall remain in full force and effect regardless of (a) any termination of this Agreement, (b) any investigation made by or on behalf of any Underwriter or controlling person thereof, or by or on behalf of the Company or its directors or officers or the Selling Shareholders and (c) delivery of and payment for the Shares under this Agreement.

         This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         This Agreement shall be governed by, and construed in accordance with, the laws of the State of Maryland.

         If the foregoing letter is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicates hereof, whereupon it will become a binding agreement among the Selling Shareholders, the Company and the several Underwriters in accordance with its terms.

         Any person executing and delivering this Agreement as Attorney-in-Fact for a Selling Shareholder represents by so doing that he has been duly appointed as Attorney-in-Fact by such Selling Shareholder pursuant to a validly existing and binding power of attorney that authorizes such Attorney-in-Fact to take such action.

                                     Very truly yours,

                                     CORE LABORATORIES N.V.


                                     By:-------------------------------

                                        David M. Demshur, President


                                     Selling Shareholders listed on Schedule II


                                     By:
                                        [Attorney-in-Fact]


The foregoing Underwriting Agreement
is hereby confirmed and accepted as
of the date first above written.

BT ALEX. BROWN INCORPORATED
CREDIT SUISSE FIRST BOSTON CORPORATION
BEAR, STEARNS & CO. INC.
MORGAN KEEGAN & COMPANY, INC.
   As Representatives of the several
     Underwriters listed on Schedule I


By:  BT Alex. Brown Incorporated



By:
   -----------------------------
         Authorized Officer

                                   SCHEDULE I
                                   ----------

                            SCHEDULE OF UNDERWRITERS



                                                          Number of Firm Shares
         Underwriter                                         to be Purchased
         -----------
                                                          ---------------------
BT Alex. Brown Incorporated
Credit Suisse First Boston Corporation
Bear, Stearns & Co. Inc.
Morgan Keegan & Company, Inc.

















                                                          ----------
                                                           3,754,278
                           Total                          ----------





                                   Schedule I



                                  SCHEDULE II
                                  -----------

                        SCHEDULE OF SELLING SHAREHOLDERS

                                                                         Number of Firm Shares
         Selling Shareholder                                                   to be Sold
         -------------------                                             ---------------------
First Britannia Mezzanine N.V.                                                   2,100,000
     de Ruyterkade 62
     Curacuo, Netherlands Antilles

Juliet Challenger, Inc.                                                            188,339
     c/o Darlene Clarke
     824 Market Street, Suite 900
     Wilmington, Delaware  19801

     cc: Russell Ayres
         1900 Grant Building
         Pittsburgh, Pennsylvania  15219

HCC Investments, Inc.                                                               29,224
     c/o Darlene Clarke
     824 Market Street, Suite 900
     Wilmington, Delaware  19801

     cc: Russell Ayres
         1900 Grant Building
         Pittsburgh, Pennsylvania  15219

ProTechnics II (Nevada), Inc.                                                       19,000
     One East First Street
     Suite 1404
     Reno, Nevada  89503

Trustees of Grinnel College                                                          6,470
     1103 Park Street
     Grinnel, Iowa  50112
     Attention:  David Clay, Treasurer



                                 Schedule II-1



                        SCHEDULE OF SELLING SHAREHOLDERS
                                  (continued)

                                                                            Number of Firm Shares
         Selling Shareholder                                                      to be Sold
         -------------------                                                ---------------------
                                                                                     4,471
Roger Samdahl
     4130 Beebe Circle
     San Jose, California  95135

Robert Hurst                                                                         2,744
     322 South Colgate
     Perryton, Texas  79070

Richard Lee Heine                                                                    1,000
     2001 Commerce Street
     Midland, Texas  79703

Banner Partners                                                                        814
     c/o Bryan & Edwards
     3000 Sand Hill Road
     Building 1, Suite 190
     Menlo Park, California  94025
     Attention:  Alan R. Brudos

Bryco Investments                                                                      814
     c/o Bryan & Edwards
     3000 Sand Hill Road
     Building 1, Suite 190
     Menlo Park, California  94025
     Attention:  Alan R. Brudos

Hubert L. Brown, Jr.                                                                  412
     300 West Louisiana
     Midland, Texas  79701

Greg T. Boser                                                                         300
     406,206 7th Avenue S.W.
     Calgary, Alberta T2P 0W7



                                 Schedule II-2




                        SCHEDULE OF SELLING SHAREHOLDERS
                                  (continued)

                                                                               Number of Firm Shares
         Selling Shareholder                                                         to be Sold
         -------------------                                                   ---------------------
The Brown Children Trust #2                                                            200
     Elizabeth M. Brown, Trustee
     c/o Hubert L. Brown, Jr.
     300 West Louisiana
     Midland, Texas  79701

Elizabeth Marie Brown, Hubert L. Brown, Jr. and
     John F. Flynn, Trustees Under the Will of H.L. Brown                              200
     Elizabeth M. Brown, Trustee
     c/o Hubert L. Brown, Jr.
     300 West Louisiana
     Midland, Texas  79701

Hillman 1985 Limited Partnership                                                        20
     c/o Darlene Clarke
     824 Market Street, Suite 900
     Wilmington, Delaware  19801

     cc: Russell Ayres
         1900 Grant Building
         Pittsburgh, Pennsylvania  15219

                                                     TOTAL       [  2,354,278 ]
                                                                 -------------------------

                                 Schedule II-3


                                  SCHEDULE III

                           SCHEDULE OF OPTION SHARES



                                            Maximum Number                       Percentage of
                                           of Option Shares                     Total Number of
Name of Seller                                to be Sold                         Option Shares
--------------                             ----------------                     ---------------
Core Laboratories N.V.                       225,257                                    40%
First Britannia Mezzanine N.V.               337,885                                    60%
                                           ----------------                             --
                  TOTAL                      563,142                                   100%
                                           ----------------                            ---






                                  Schedule III

                                   EXHIBIT A
                                   ---------
                                  SUBSIDIARIES



Subsidiary
----------

Core Laboratories, Inc.
Core Laboratories International B.V.
Saybolt International B.V.
Saybolt, Inc.
ProTechnics Company













                                   Exhibit A